Exhibit 99.B(n)(1)

[DECHERT LLP LETTERHEAD]

June 27, 2008

ING Prime Rate Trust

7337 East Doubletree Ranch Road

Scottsdale, Arizona  85258-2034

Re:	ING Prime Rate Trust
SEC File Nos. 333-68239, 811-05410

Dear Ladies and Gentleman:

We hereby consent to all references to our firm in Post-Effective Amendment No. 20 to the Registration Statement of ING Prime Rate Trust.  In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP